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                                                                    EXHIBIT 5


                                         October __, 1996
York Research Corporation
280 Park Avenue
Suite 2700 West
New York, New York  10017

     Re:  Registration Statement on Form S-3
          (the "Registration Statement")
          ------------------------------------------------------------

Gentlemen:

          We have been acting as your counsel in connection with the preparation and filing of a Form S-3 Registration Statement with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 102,500 shares (the "Shares") of the Common Stock, par value $.01 per share of York Research Corporation, a Delaware corporation (the "Company").

          As counsel to the Company, we have examined such corporate records (including an executed copy of the Registration Statement and the Exhibits thereto), such documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

          Based on and in reliance of the foregoing, we advise you that in our opinion the Shares (and in the case of Shares issuable upon exercise of options or Warrants, when issued by the Company for the exercise price provided in and otherwise in accordance with the terms and provisions of such options or the Warrants) will be validly issued, fully paid and non-assessable.

          All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Registration Statement.

          We hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement on Form S-3 and to all references to this firm in the Registration Statement.

                                                  Sincerely yours,



                                                  MOSES & SINGER LLP